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                 EXHIBIT 11.1 COMPUTATION OF PER SHARE EARNINGS

                                                        December 31,                           March 31,            March 31,
                                      -------------------------------------------------   ----------------     ------------------
                                           1993              1994              1995              1995                 1996
                                           ----              ----              ----              ----                 ----
Primary

Weighted averaged number of
shares outstanding                       6,000,000         6,000,000           6,000,000        6,000,000           6,000,000

Additional shares deemed
outstanding: Cheap stock (1)             1,935,752         1,935,752           1,935,752        1,935,752           1,935,752
                                        ----------        ----------          ----------       ----------          ----------
Primary weighted average
number of common share and
common share equivalents                 7,935,752         7,935,752           7,935,752        7,935,752           7,935,752
                                        ==========        ==========          ==========       ==========          ==========

Pro forma net income (loss)             $(215,971)        $1,855,631          $4,032,007       $  689,541          $1,625,474
                                        ==========        ==========          ==========       ==========          ==========

Primary earnings per share of
common shares and common
share equivalents                        $(0.03)             $0.23             $0.51              $0.09               $0.20
                                         =======             =====             =====              =====               =====

Fully Diluted: Weighted
average number of shares
outstanding                              6,000,000         6,000,000           6,000,000        6,000,000           6,000,000

Additional shares deemed
outstanding:
cheap stock (1)                          1,935,752         1,935,752           1,935,752        1,935,752           1,935,752
convertible debt                                --                --                  --               --             107,527
convertible preferred stock                     --                --                  --               --             261,499
                                        ----------        ----------          ----------       ----------          ----------



Fully diluted weighted
average number of common
shares and common share
equivalent outstanding                   7,935,752         7,935,752           7,935,752        7,935,752           8,304,778
                                         =========         =========           =========        =========          ==========

Pro forma net income                      $215,971        $1,855,631          $4,032,007         $689,541          $1,625,474

Add back of interest expense
attributable to convertible
debentures and accrued
preferred dividends                            --                --                  --               --               41,682
                                        ---------         ----------          ----------         --------          ----------
Pro forma net income attributable
to common shares                        $(215,971)        $1,855,631          $4,032,007         $689,541          $1,667,156
                                        ==========        ==========          ==========         ========          ==========

Fully diluted earnings per
share of common shares and
common share equivalents                   $(0.03)             $0.23               $0.51           $0.09              $0.20
                                           =======             =====               =====           =====              =====


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(1)     Pursuant to SAB Topic 4D, incremental shares of stock, contingent shares and options issued within one year of the Company's Initial Public Offering at prices less than the initial public offering price of $18 per share have been computed using the treasury stock method and have been assumed outstanding for all periods presented.






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